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                                                                    Exhibit 23.2


                       CONSENT OF THE INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Incentive Plan of Focal, Inc. of our report dated January 26, 1999, except for Note 11, as to which the date is February 24, 1999, with respect to the financial statements of Focal, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP


Boston, Massachusetts
August 4, 1999